EXHIBIT 23

                   REPORT AND CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
PepsiCo, Inc.

The audits referred to in our report dated February 3, 1998 included the related financial statement schedule as of December 27, 1997, and for each of the years in the three-year period ended December 27, 1997 listed in the accompanying index at Item 14(a)2. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to the use of our reports included herein (or incorporated herein by reference) in the following Registration Statements on:

DESCRIPTION                                                    REGISTRATION
                                                               STATEMENT NUMBER
Form S-3
--------
PepsiCo SharePower Stock Option Plan for PCDC Employees           33-42121
$32,500,000 Puerto Rico Industrial, Medical and Environmental
   Pollution Control Facilities Financing Authority Adjustable
   Rate Industrial Revenue Bonds                                  33-53232
Extension of the PepsiCo  SharePower  Stock  Option Plan to
   Employees  of Snack Ventures Europe, a joint venture
   between  PepsiCo Foods International and General Mills, Inc.   33-50685
$4,587,000,000 Debt Securities and Warrants                       33-64243

Form S-8
--------
PepsiCo SharePower Stock Option Plan                              33-35602,
                                                                  33-29037,
                                                                  33-42058,
                                                                  33-51496,
                                                                  33-54731 &
                                                                  33-66150
1988 Director Stock Plan                                          33-22970
1979 Incentive Plan and the 1987 Incentive Plan                   33-19539
1994 Long-Term Incentive Plan                                     33-54733
1995 Stock Option Incentive Plan                                  33-61731 &
                                                                  333-09363
1979 Incentive Plan                                               2-65410
PepsiCo, Inc. Long Term Savings Program                           2-82645,
                                                                  33-51514
                                                                  & 33-60965



                                                        KPMG Peat Marwick LLP
New York, New York
March 24, 1998